Exhibit 10.4

Progress Payment Loan and Security Agreement
Principal Amount: $2,500,000.00

Interest Rate: Prime + 0.00%

THIS PROGRESS PAYMENT LOAN AND SECURITY AGREEMENT dated as of April 20, 2020 (“Agreement”) is made by and between KEY EQUIPMENT FINANCE, A DIVISION OF KEYBANK NATIONAL ASSOCIATION, (“KEF”), and REPRO MED SYSTEMS, INC., a New York Corporation, with a principal address at 24 CARPENTER RD, CHESTER, NY 10918-1057 (“Borrower”).

RECITALS

A.

Borrower has entered into a Master Security Agreement dated as of April 20, 2020 with KEF (the “Finance Agreement”), pursuant to which KEF agrees to finance for Borrower, and Borrower agrees to finance with KEF, each item of Equipment described from time to time on schedules prepared in connection with the Finance Agreement (the Finance Agreement, together with all such schedules and addenda attached thereto, if any, are hereinafter collectively referred to as, the “Term Agreement”).

B.

Borrower has entered into, or will enter into purchase agreements and/or purchase orders (the “Purchase Documentation”) with various third party vendors (the “Suppliers”), pursuant to which Borrower has agreed to purchase certain equipment from such Suppliers (the “Equipment”).

C.

As an accommodation during the period of time in which the Equipment is being purchased, assembled and/or tested, Borrower has requested KEF to make certain payments (each, a “Progress Payment,” and collectively the “Progress Payments”) to the Suppliers, prior to the commencement of periodic payments with respect to the Equipment. KEF is willing to make such Progress Payments, subject to and upon the terms and conditions set herein.

D.	Unless the context otherwise requires, all capitalized terms used herein without definition shall have the respective meanings set forth in the Term Agreement.

NOW, THEREFORE, in consideration of the foregoing premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, KEF and Borrower hereby agree as follows:

1)	PROGRESS LOAN

a)

Promise to Pay. For value received, Borrower promises to pay to KEF the sum of $2,500,000.00 in lawful money of the United States of America or so much thereof as from time to time shall have been advanced hereunder (the “Principal”), with interest thereon as provided herein (“Interest”).

b)	Payment; Interest Rate; Place of Payment.

i)	Interest on the balance of the Principal outstanding under this Agreement shall

A)	accrue with respect to each advance hereunder (each, an “Advance”) from the date of such Advance until paid in full

B)	accrue at a floating rate per annum equal to the Prime Rate in effect from time to time plus 0.00% (the “Interest Rate”)

C)	be immediately and correspondingly adjusted with each change in the Prime Rate; and

D)	be calculated on the basis of a 360-day year consisting of twelve 30-day months;

Payment of the Principal and Interest shall be made to KEF at 1000 S McCaslin Blvd, Superior, CO 80027, or at such other place as KEF may designate from time to time in writing.

ii)

“Prime Rate” means the prime rate announced from time to time in The Wall Street Journal. If the Prime Rate is no longer available, KEF will choose a new index that is based upon comparable information and will give Borrower notice of such new “Prime Rate.”

c)

Security Interest. As security for the payment and performance of all obligations to KEF under this Agreement, including, without limitation, Borrower’s obligation to repay each Advance and all interest accrued thereon (collectively, the “Secured Obligations”), Borrower hereby grants to KEF a security interest in and to all of Borrower’s right, title and interest, now existing or hereafter arising, in the Collateral. Borrower represents and warrants and covenants to KEF that:

i)	the Collateral is and shall remain free and clear of all claims, liens, encumbrances and charges whatsoever, except for the security interest granted hereby;

ii)	upon the filing of appropriate UCC-1 financing statements, KEF shall have a valid and perfected first priority security interest in the Collateral.

iii)	Borrower shall, at Borrower’s expense, promptly take any action as may be necessary or desirable in order to discharge any liens (other than the security interest granted hereby) upon the Collateral

“Collateral” means the Purchase Documentation (including, without limitation, the right to purchase the Equipment thereunder), the Equipment and any and all accessions thereto and substitutions, replacements or exchanges therefor, and any and all proceeds (both cash and non-cash) and products of all of the foregoing, including without limitation insurance proceeds, claims of Borrower against third parties for damage to or loss or destruction of the Equipment, contract rights and general intangibles.

d)

Application of Payments; Usury. Each payment received under this Agreement shall be applied first to unpaid late charges, then to Interest accrued hereunder. KEF does not intend to charge any amount in excess of the maximum amount of time price differential or interest, as applicable, permitted to be charged or collected by applicable law and any such excess amounts will be applied to payments due under this Agreement, in inverse order of maturity, with any surplus refunded to Borrower.

e)	Repayment Terms.

i)

Interest shall be due and payable monthly in arrears on the last day of each month beginning with the month in which KEF funds the first Advance hereunder to and including the earlier of the following dates (the “Outside Term Closing Date”):

(A)	APRIL 3, 2021; or

(B)	the date on which a prepayment is required under Section 1(f) hereof; or

(C)	the periodic payment commencement date for the final transaction under, and as defined in, the Term Agreement.

ii)

NOTWITHSTANDING ANYTHING TO THE CONTRARY CONTAINED HEREIN, THE ENTIRE UNPAID BALANCE OF THE PRINCIPAL ADVANCED HEREUNDER, TOGETHER WITH ACCRUED AND UNPAID INTEREST THEREON AT THE INTEREST RATE, SHALL BE DUE AND PAYABLE ON THE OUTSIDE TERM CLOSING DATE. In addition, Borrower will pay a late charge in an amount equal to five percent (5%) of any payment that is not paid on or before the date due hereunder. KEF reserves the right to require any payment on this Agreement, whether such payment represents a regular installment or a prepayment, to be paid by wired federal funds or other immediately available funds.

f)	Prepayment Terms.

NO PREPAYMENT OF ANY PRINCIPAL ADVANCED HEREUNDER WILL BE ALLOWED UNLESS IT IS MADE (a) IN CONNECTION WITH PARTS (i) OR (ii) OF THIS SUBSECTION OR (b) TOGETHER WITH A PREPAYMENT PREMIUM OF 2% OF THE THEN OUTSTANDING PRINCIPAL BALANCE.

i)	Borrower may prepay, the Principal outstanding hereunder without premium or penalty concurrently with each Term Closing.

ii)	If:

(A)	Equipment with an original cost of $100,000 or more is deemed first placed in service during a calendar quarter, or

(B)

any Equipment is deemed first placed in service during a calendar year, then, on the final day of each respective calendar quarter or calendar year, as applicable, Borrower shall prepay that portion of the outstanding Principal equal to the cost of such Equipment, together with accrued and unpaid Interest on such prepayment amount. If all the conditions precedent set forth in Section 2(c) below have been met, KEF shall apply, and Borrower directs KEF to apply, the proceeds of the Term Agreement to such prepayment, in accordance with and subject to the terms and conditions of this Agreement.

2)	PROGRESS PAYMENT TRANSACTION; TERM AGREEMENT TRANSACTION

a)

Progress Payment Commencement Date. The Progress Payments contemplated by this Agreement shall be made available to Borrower on or about April 24, 2020 (the “Initial Advance Date”), or at such other time as the parties hereto shall agree. On or before the Initial Advance Date, the following documents shall have been duly executed and delivered by the parties thereto and shall each be in full force and effect:

i)	the Finance Agreement; and

ii)	all other documents as may be reasonably requested by KEF.

b)

Term Closing Date. The closing of the transactions contemplated by the Term Agreement (the “Term Closing”) shall take place on such dates as KEF and Borrower shall agree (each a “Term Closing Date”), but in no event later than the Outside Term Closing Date. In addition, on or before the Term Closing Date the following documents shall be duly executed and delivered by the parties thereto and shall each be in full force and effect:

i)	the acknowledgement by Borrower that the Equipment has been accepted for all purposes of the Term Agreement;

ii)	all other documents contemplated by the Term Agreement; and

iii)	any other documents as may be reasonably requested by KEF.

In addition, on each Term Closing Date, Borrower shall pay $2,350.00 to KEF , such amount being the fees previously agreed upon by Borrower and KEF. In conjunction with each Term Closing the Principal balance then outstanding hereunder shall be reduced by an amount equal to the cost of the Equipment that has been accepted under the Term Agreement and such Equipment shall become subject to the Term Agreement and released from the lien of this Agreement

c)

Conditions Precedent to Investment by KEF on any Term Closing Date. The obligation of KEF to enter into the transaction contemplated by the Term Agreement on the Term Closing Date shall be subject to the following conditions:

i)	On or before the Term Closing Date, KEF shall have received the documents set forth in Section 2(b) hereof.

ii)	All of Borrower’s representations set forth in the Term Agreement shall be true, correct and accurate as of the Term Closing Date.

iii)

No change shall have occurred after the date of the execution and delivery of this Agreement in applicable law or regulations thereunder or interpretations thereof by regulatory authorities that, in the opinion of KEF or its counsel, would make it illegal for KEF to enter into any transaction contemplated by this Agreement or the Term Agreement.

iv)	In the reasonable opinion of KEF, no material adverse change in the financial condition of Borrower shall have occurred since the date of this Agreement.

v)

No change in applicable tax law shall have occurred nor shall a judicial opinion on a tax issue have been rendered prior to the Term Closing Date if such change, if enacted, adopted or made effective in the same or substantially similar form of such judicial opinion, would, in the reasonable opinion of KEF, render it disadvantageous or inadvisable for KEF to enter into the transactions contemplated by this Agreement and the Term Agreement unless Borrower shall indemnify KEF to KEF’s reasonable satisfaction for such change in tax law or unless Borrower agrees to an adjustment to periodic payments so as to preserve KEF’s net economic return.

vi)

All approvals and consents of any trustees or holders of any indebtedness or obligations of Borrower that are required in connection with the transactions contemplated by this Agreement, the Term Agreement, and in any other agreement executed in connection herewith or therewith (collectively, the “Transaction Documents”) shall have been duly obtained and be in full force and effect. In addition, all actions required to have been taken on /or prior to the Term Closing Date in connection with the transactions contemplated hereby shall have been taken.

vii)	KEF and Borrower shall have agreed on the aggregate cost of the Equipment to be financed on the Term Closing Date and the Payment instructions for each disbursement requested on the Term Closing Date

viii)

No event of Default as defined herein or in any Term Agreement shall have occurred and be continuing and no event shall have occurred that, with the giving of notice or the passage of time or both, would become an event of Default hereunder or under any Term Agreement.

3)	PROGRESS PAYMENTS

a)

The Progress Payments. Subject to the terms and conditions set forth in the Transaction Documents, KEF hereby agrees to make the Progress Payments to the Suppliers upon Borrower’s request at the times and in the amounts set forth in the Purchase Documentation. Progress Payments shall be made substantially in accordance with the instructions set forth in a written request (the “Drawdown Request”) specifying the requested disbursement date, the aggregate cost of the Equipment to be financed on the disbursement date and the payment instructions for each disbursement requested with respect to such Progress Payment.

b)

Incorporation of Finance Agreement. Borrower hereby acknowledges that, with respect to the Progress Payments hereunder (and the Equipment to which such Progress Payments relate), the terms of the Finance Agreement are hereby incorporated by reference with respect to such Equipment.

c)	Express Condition to Progress Payments. Notwithstanding anything to the contrary contained in the Transaction Documents, KEF shall have no obligation to make any Progress Payment hereunder unless:

i)	no event of Default (as hereinafter defined) shall have occurred and be continuing.

ii)	KEF shall have received the following documents duly executed and delivered by the parties thereto:

(A)	the Finance Agreement;

(B)	this Agreement;

(C)	a Drawdown Request;

(D)

an original invoice, acceptable to KEF, from the supplier to whom payment is requested, countersigned by Borrower, which countersignature shall be conclusively deemed to be Borrower’s certification and agreement that the Progress Payment invoiced is then due and owing and properly payable, and that all conditions precedent to the payment of such invoice have been performed and completed to the satisfaction of Borrower;

(E)	a certificate evidencing that insurance coverage as required by the Term Agreement is in effect on the date of the Progress Payment in amounts satisfactory to KEF;

(F)

with respect to payments to Borrower to reimburse it for payments previously made to Suppliers, either (1) copies of canceled checks (front and back) or (2) if funds were wired, a copy of a wire confirmation receipt, plus copies of invoices marked “paid in full,” plus for confirmation purposes, the name and telephone number of such Supplier; and

(G)	any other instruments or documents as may be reasonably requested by KEF.

iii)	the amount of such payment, when added to all amounts previously funded hereunder, is less than or equal to the Principal;

iv)	KEF shall have received from Borrower a drawdown fee of $50.00 per Advance; and

v)	KEF shall have received all items identified in item A on Exhibit A attached to this Agreement.

d)	Limit on Drawdown Requests. Borrower is limited to a maximum of two (2) Drawdown Requests in any calendar month.

4)	GENERAL MATTERS

a)	Events of Default. The occurrence of any of the following events shall constitute and be a Default hereunder:

i)	Borrower fails to pay any installment of Principal or Interest, or any other payment due and owing under this Agreement within ten (10) days after the same shall have become due;

ii)	Borrower violates or fails to perform any provision, covenant or representation of this Agreement, the Finance Agreement, the Transaction Document or any other agreement with KEF or any other party;

iii)	a material adverse change in Borrower’s or any Guarantor’s financial condition; or

iv)	an event of Default as defined in the Term Agreement.

v)	Borrower or any guarantor appears, or is located in any country that appears or is located in any county that appears, on any list of the U.S. Office of Foreign Assets Control or other similar list.

b)	Remedies. Upon the occurrence of an event of Default:

i)	KEF shall have no obligation to make any additional Progress Payments hereunder,

ii)	KEF shall have the right to cause the entire outstanding Principal balance, together with all accrued and unpaid Interest thereon, to become immediately due and payable without notice or demand,

iii)	Borrower shall pay on demand all costs and expenses incurred by KEF with respect to the enforcement of its rights and remedies hereunder, including, without limitation, reasonable attorneys’ fees, and

iv)	KEF shall have the right to exercise any and all remedies available to it hereunder under the Finance Agreement at law or in equity.

The remedies of KEF provided herein shall be cumulative and concurrent and may be pursued singly, successively or concurrently at the sole discretion of KEF and may be exercised as often as occasion therefor shall occur. The failure to exercise, or any delay in the exercise of, any right or remedy shall in no event be construed as a waiver, release or exhaustion of any such remedies.

c)	Waiver. BORROWER HEREBY WAIVES:

i)

PRESENTMENT FOR PAYMENT, DEMAND, NOTICE OF DEMAND, NOTICE OF NON- PAYMENT, NOTICE OF PROTEST AND PROTEST, AND HEREBY CONSENTS TO ANY AND ALL EXTENSIONS OF TIME, RENEWALS, WAIVERS OR MODIFICATIONS OF ANY AND ALL SUBSTITUTIONS OR RELEASES OF SECURITY OR OF ANY PARTY PRIMARILY OR SECONDARILY LIABLE HEREUNDER OR FOR ANY OF THE OBLIGATIONS HEREUNDER;

ii)

ANY RIGHT TO TRIAL BY JURY IN ANY LITIGATION WITH RESPECT TO THIS AGREEMENT OR ANY OTHER TRANSACTION DOCUMENT, OR THE VALIDITY, PROTECTION, INTERPRETATION, COLLECTION OR ENFORCEMENT HEREOF OR THEREOF, OR ANY OTHER CLAIM OR DISPUTE HOWEVER ARISING BETWEEN OR AMONG BORROWER, ANY GUARANTOR AND KEF; AND

iii)

ANY DEFENSE OR COUNTERCLAIM (IN EACH CASE IN CONNECTION WITH THE EXERCISE BY BORROWER OF IT’S RIGHTS AND REMEDIES UNDER THIS AGREEMENT OR ANY OTHER TRANSACTION DOCUMENT) OR SET OFF WHATSOEVER WITH RESPECT TO THE OBLIGATION TO MAKE ANY PAYMENT OF PRINCIPAL OR INTEREST HEREUNDER OR THEREUNDER, IT BEING UNDERSTOOD AND AGREED THAT THE OBLIGATION TO MAKE SUCH PAYMENT IS ABSOLUTE AND UNCONDITIONAL IRRESPECTIVE OF THE PERFORMANCE OF THE PARTIES HEREUNDER.

d)	Representations and Warranties of Borrower. In addition to the representations and warranties set forth in the Finance Agreement, Borrower hereby represents and warrants to KEF that:

i)	the Equipment shall be located at, and except as otherwise provided in the Term Agreement, shall not be removed from, the Equipment Location identified on Exhibit A attached hereto;

ii)	except as set forth in item C on Exhibit A Borrower owns the Equipment Location free and clear of all liens;

iii)	the loan is for commercial and business purposes and the Equipment will be used solely for such purposes and not for personal, family, or household purposes;

iv)

neither the Borrower nor, to the Borrower’s knowledge, any director, officer, agent, employee or affiliate of the Borrower is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”); and

v)

the Borrower will not directly or indirectly use the proceeds of the Loan, or lend, contribute or otherwise make available such proceeds to any affiliate or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC

e)

Fees. Borrower will pay promptly upon receipt of invoices submitted by KEF from time to time all reasonable fees and expenses of KEF incurred in connection with the transactions contemplated by this Agreement and the other Transaction Documents, including without limitation, Uniform Commercial Code search and filing fees and the fees and expenses of KEF’s outside counsel.

f)

Miscellaneous. THIS AGREEMENT IS BEING DELIVERED IN, AND SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF, THE STATE OF NEW YORK, INCLUDING ALL MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE, WITHOUT GIVING EFFECT TO ANY CHOICE OF LAW OR CONFLICT OF LAWS (OTHER THAN SECTION 5- 1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW). ANY ACTION BETWEEN THE PARTIES ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY, INCLUDING NON-CONTRACTUAL CLAIMS, SHALL BE BROUGHT IN ANY STATE OR FEDERAL COURT LOCATED IN THE STATE OF NEW YORK; PROVIDED, THAT AT KEF’S SOLE OPTION, KEF MAY BRING AN ACTION IN THE STATE WHERE BORROWER OR THE EQUIPMENT IS LOCATED. BORROWER IRREVOCABLY WAIVES OBJECTIONS TO THE JURISDICTION OF SUCH COURTS AND WAIVES ANY ARGUMENT THAT VENUE IN ANY SUCH FORUM IS NOT CONVENIENT. This Agreement may be executed in any number of counterparts, each executed counterpart constituting an original and in each case such counterparts shall constitute but one and the same instrument. KEF may at any time assign or otherwise transfer or negotiate this Agreement in whole or in part, without any notice to Borrower and this Agreement shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns. This Agreement, together with the other Transaction Documents collectively constitute the entire understanding and agreement between Borrower and KEF with respect to the matters addressed herein and therein, and there is no understanding or agreement, oral or written, which is not set forth herein or therein.

g)

UCC Filings. BORROWER HEREBY AUTHORIZES KEF TO AUTHENTICATE AND/OR FILE ALL FINANCING STATEMENTS AND AMENDMENTS THAT IN KEF’S SOLE DISCRETION ARE DEEMED NECESSARY OR PROPER TO SECURE OR PROTECT KEF’S INTEREST IN THE COLLATERAL IN ALL APPLICABLE JURISDICTIONS. Borrower hereby ratifies, to the extent permitted by law, all that KEF shall lawfully and in good faith do or cause to be done by reason of and in compliance with this section. Borrower shall provide written notice to KEF at least 30 days prior to any contemplated change in Borrower’s name, jurisdiction of organization or chief executive office address.

IN WITNESS WHEREOF, KEF and Borrower have executed this Progress Payment Loan and Security Agreement as of the day and year first written above.

Borrower: REPRO MED SYSTEMS, INC.		KEF: KEY EQUIPMENT FINANCE, A DIVISION OF KEYBANK NATIONAL ASSOCIATION

By: Name: Title:	/s/ Karen Fisher KAREN FISHER CFO	By: Name: Title:	/s/ Jodi Mackinnon Jodi Mackinnon Vice President

EXHIBIT A

A.	Additional Closing Requirements: None

B.	Equipment Location:
24 Carpenter Rd, Chester, NY 10918-1057